COMPARISON OF CHANGE IN VALUE OF $10,000 INVESTMENT
IN DREYFUS TAX-SMART GROWTH FUND AND THE STANDARD &
POOR'S 500 COMPOSITE STOCK PRICE INDEX

EXHIBIT A:

             STANDARD
           & POOR'S 500
            COMPOSITE      DREYFUS
              STOCK       TAX-SMART
 PERIOD       PRICE        GROWTH
              INDEX*        FUND

9/30/98      10,000        10,000
11/30/98     11,467        11,512
2/28/99      12,242        12,061
5/31/99      12,913        12,246
8/31/99      13,138        12,526
11/30/99     13,864        12,974
2/29/00      13,679        12,449
5/31/00      14,265        13,508
8/31/00      15,281        14,181

*Source: Lipper Inc.